UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2024

_______________________________________________

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 478-7808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RDNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2024, Radnet Management, Inc., a wholly-owned subsidiary of RadNet, Inc. (“RadNet”), entered into amendments to the executive employment agreements with certain members of RadNet’s executive management team including RadNet’s named executive officers. The amendments revised the annual base salary for each of the named executive officers, effective January 1, 2024, to be as follows.

Name	Title	Annual Salary
Howard G. Berger	President and Chief Executive Officer	$3,000,000

Mark D. Stolper	Executive Vice President and	$700,000
	Chief Financial Officer

Stephen M. Forthuber	President and	$800,000
	Chief Operating Officer –
	Eastern Operations

Norman R. Hames	President and	$800,000
	Chief Operating Officer –
	Western Operations

Mital Patel	Executive Vice President,	$750,000
	of Financial Planning and Analysis
	and Chief Administrative Officer

Except for the change in annual base salary, all other provisions of the executive employment agreements remain in full force and effect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024	RadNet, Inc.

	By:	/s/ David J. Katz
	Name:	David J. Katz
	Title:	Executive Vice President, Chief Legal Officer and Secretary

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